NEWS RELEASE

POPE RESOURCES REPORTS SECOND QUARTER 2019 RESULTS

POULSBO, WA, August 5, 2019 /PRNewswire/ - Pope Resources (NASDAQ:POPE) reported net income attributable to unitholders of $2.2 million, or $0.50 per ownership unit, on consolidated revenue of $28.0 million, for Q2 2019. This compares to net income attributable to unitholders of $199,000, or $0.04 per ownership unit, on consolidated revenue of $27.9 million, for Q2 2018. The 2018 results include a $2.9 million environmental remediation expense for the former millsite at Port Gamble, Washington. Excluding this charge, adjusted net income attributable to unitholders1 for Q2 2018 was $3.1 million, or $0.71 per ownership unit.

Consolidated cash provided by operations during Q2 2019 was $10.0 million compared to $7.7 million during Q2 2018.

Cash available for distribution (CAD)2 was $5.1 million during Q2 2019 compared to $3.3 million during Q2 2018.

“Log prices in the Pacific Northwest continue to be held down by a combination of uncertainty around tariff levels on logs exported to China, plentiful log supply due to favorable weather conditions, and inconsistent takeaway keeping lumber inventories elevated,” said Tom Ringo, President and CEO. “Meanwhile, our operating results for the first half of 2019 reflect an increase in our annual sustainable harvest combined with our decision to front load the 2019 harvest in anticipation of second-half log market weakness.”
The following tables summarize key metrics for the quarters ended June 30, 2019, and 2018. Metrics presented on a look-through2 basis consist of the sum of the Partnership on a stand-alone basis plus the Partnership’s share of its three private equity timber funds, based on the Partnership’s percentage ownership interest in each fund, which ranges from 5% to 20%.

(in millions, except volume and price data)
	Q2 2019	Q2 2018
Volume (MMBF) - Partnership	22.2	6.9
Volume (MMBF) - Funds	20.3	28.6
Volume (MMBF) - Look-through [3]	24.3	10.6
Delivered log price ($/MBF) - Partnership	$618	$726
Delivered log price ($/MBF) - Funds	$585	$707
Delivered log price ($/MBF) - Look-through [3]	$613	$728
Revenue - Consolidated	$28.0	$27.9
Net income (loss) - Consolidated	($1.2)	$2.5
Net income attributable to unitholders	$2.2	$0.2
Adjusted net income attributable to unitholders [1]	$2.2	$3.1
Cash flow from operations - Consolidated	$10.0	$7.7
Cash available for distribution (CAD) [2]	$5.1	$3.3

	June 30, 2019	December 31, 2018
Debt, net of unamortized debt issuance costs - Partnership	$98.9	$94.1
Debt, net of unamortized debt issuance costs - Funds	$57.3	$57.3

Partnership Timber

Partnership Timber operating income during Q2 2019 was $5.9 million, compared to $1.8 million in Q2 2018. Adjusted EBITDDA4 for this segment during Q2 2019 was $7.6 million, versus $2.4 million in Q2 2018. Harvest volume in Q2 2019 was more than three times that of Q2 2018, as we implemented our higher annual sustainable cut level in the first quarter of the year and pulled forward harvest volume in anticipation of lower prices for the second half of the year. Average realized log prices, however, slipped downward by 15% between the two periods. Compared to the historically high log prices we enjoyed in the first half of 2018, we saw Q2 2019 prices impacted by a reduction in export demand due to continued uncertainty around tariffs on exports to China, which resulted in an increased log supply available to domestic mills.

Funds Timber

Funds Timber operating loss during Q2 2019 was $1.8 million, compared to income of $4.7 million in Q2 2018. Adjusted EBITDDA for this segment during Q2 2019 was $4.1 million, versus $12.5 million in Q2 2018. The Funds recognized revenue of $8.9 million from the sale of 16.6 MMBF of volume from timber deed sales in Q2 2018 compared to only $194,000 in Q2 2019. Delivered log volume, which excludes timber deed sales, increased by 8.0 MMBF, or 67%, in Q2 2019 due to commencing operations on two of Fund IV’s recently acquired properties. This was not enough, however, to offset the decrease in timber deed sales. Moreover, average realized log prices were down 17% due to the aforementioned uncertainty around tariffs applied to logs exported to China and the related increase in log supply available to the domestic market. The Partnership’s share of Adjusted EBITDDA for Q2 2019 was $399,000, versus $1.7 million during Q2 2018.

Timberland Investment Management (TIM)

Total revenue, on an internal reporting basis, which is eliminated in consolidation, amounted to $1.5 million during Q2 2019 versus $1.1 million in Q2 2018. The increase in revenue is attributable to management fees generated from recent acquisitions by Fund IV. After eliminations, TIM generated an operating loss of $1.2 million during Q2 2019, compared to an operating loss of $916,000 in Q2 2018. The increase in operating loss is due primarily to increased costs associated with managing the additional properties acquired by Fund IV and placing its remaining committed capital. Adjusted EBITDDA during Q2 2019 was $259,000 versus $102,000 in Q2 2018.

Real Estate

Real Estate generated an operating loss of $907,000 during Q2 2019, compared to an operating loss of $315,000 in Q2 2018. The results for Q2 2019 included the sale of five lots from a single-family development project in northern Kitsap County. During the second quarter of 2019, we continued to make investments in our Harbor Hill project in order to complete the sale of the final 65 residential lots in the second half of the year. The Q2 2018 results included a $3.7 million conservation easement sale and $2.9 million of environmental remediation expense, each of which had no counterpart in Q2 2019. Adjusted EBITDDA for the Real Estate segment was negative $753,000 during Q2 2019, versus positive $2.7 million in Q2 2018, primarily as a result of the $3.7 million conservation easement sale in Q2 2018.

General & Administrative (G&A)

G&A expenses were $1.8 million during Q2 2019 compared to $1.4 million in Q2 2018. The increase in G&A expenses is due primarily to higher legal and professional fees.

Partnership Capital Allocation and Liquidity

In June 2019, the Partnership paid a cash distribution to unitholders of $4.4 million. During Q2 2019, the Partnership repurchased 7,334 units at a weighted average price of $68.20 per unit, totaling $500,000, paid down its line of credit by $200,000, and acquired a small timberland parcel for $200,000.

These Q2 2019 capital outflows were financed primarily by CAD of $5.1 million (that is net of Real Estate development project expenditures of $1.3 million and environmental remediation payments totaling $203,000).

In April, we refinanced the Partnership’s $9.8 million, September 2019 debt maturity with Northwest Farm Credit Services by entering into a 12-year note of the same amount with the same lender. The refinancing lowers the Partnership’s weighted average interest rate on its debt to 3.58% from 3.78%, resulting in a $205,000 annual reduction in interest expense, net of expected annual patronage payments from the Farm Credit system.

Outlook

We expect 2019 harvest volume will range between 61-65 MMBF for the Partnership, and 78-82 MMBF for the Funds, including timber deed sales. The Partnership volume includes 4-8 MMBF of volume from timber located on real estate properties that is not factored into our long-term, sustainable harvest plan of 57 MMBF. On a look-through basis, total 2019 harvest volume, including timber deed sales, is expected to be 72-76 MMBF. We expect choppiness at best in log prices over the balance of 2019 with no predictability to easing of U.S. - China trade tensions, although this uncertainty may be mitigated by some weather-related shutdowns as the summer fire season progresses.

We expect the Partnership to close on the sale of the remaining 65 residential lots from our Harbor Hill project in Gig Harbor, Washington; a parcel of timberland in Kitsap County; and an assortment of conservation easement, industrial lot, and residential lot sales.

We will soon post an updated investor presentation to the Investor Relations section of our web site at www.poperesources.com.

About Pope Resources

Pope Resources, a publicly traded limited partnership, and its subsidiaries Olympic Resource Management and Olympic Property Group, own and manage 120,000 acres of timberland and 2,000 acres of development property in Washington. In addition, Pope Resources co-invests in and consolidates three private equity timber funds that own 141,000 acres of timberland in Washington, Oregon, and California. The Partnership and its predecessor companies have owned and managed timberlands and development properties for over 165 years. Additional information on the company can be found at www.poperesources.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

Forward Looking Statements

This press release contains a number of projections and statements about our expected financial condition, operating results, business plans and objectives, and about management’s plans for future operations and strategies. These statements reflect management’s estimates and intentions based on current goals and expectations about future developments. Because these statements describe our goals, objectives, and anticipated performance, they are inherently uncertain, and some or all of these statements may not come to pass. Accordingly, they should not be interpreted as promises of future management actions or financial performance. Our future actions and actual performance will vary from current expectations and under various circumstances the results of these variations may be material and adverse. Among those forward-looking statements contained in this report are statements about management’s expectations for future log prices, harvest volumes and markets, and statements about our expectations for future sales in our Real Estate segment and our Fund operations. Readers, however, should note that all statements other than expressions of historical fact are forward-looking in nature. Some of the factors that may cause actual operating results and financial condition to fall short of expectations, or that may cause us to deviate from our current plans, include our ability to accurately predict fluctuations in log markets domestically and internationally, and to adjust our harvest volumes in a timely and appropriate manner; political sensitivities and events, such as tariffs and trade disputes, and threats of same, as those events affect the reactions of foreign governments and international treaty organizations and similar bodies, and which in turn may affect the cost of competing products and demand for our products; our ability to anticipate and manage interest rate risk as it affects our borrowing costs; fluctuations in interest rates and other factors that affect the U.S. housing market and related demand for our products from that market; our ability to estimate the cost of ongoing and changing environmental remediation obligations, including our ability to anticipate and address the political and regulatory climate that impacts these obligations; increasing reliance on engineered, recycled, and other alternative products as a competitive factor for our products; housing market conditions that affect demand for both our forest products and our real estate offerings; our ability to manage our timber funds and their assets in a manner that our investors consider acceptable, and to raise additional capital or establish new funds on terms that are advantageous to the Partnership; conditions in the housing construction and wood-products markets, both domestically and globally, that affect demand for our products; our ability to consummate various pending and anticipated real estate transactions on the terms management expects; the effects of competition, particularly by larger and better-financed competitors; fluctuations in foreign currency exchange rates that affect both competition for sales of our products and our customers’ demand for them; conditions affecting credit markets as they affect the availability of capital and costs of borrowing for us, and the related impacts on purchasers of forest products and development properties; localized housing market conditions in the Puget Sound region of Washington State, which affect demand for our real estate offerings; our ability to manage our timber funds and their assets in a manner that our investors consider acceptable, and to raise additional capital or establish new funds on terms that are advantageous to the Partnership;the costs and potential management distraction associated with continuing activities of our activist investor; labor, equipment and transportation costs that affect our net income; our ability to anticipate and mitigate potential impacts of our operations on adjacent properties; and our ability to discover and to accurately estimate other liabilities associated with our assets. Other factors are set forth in that part of our Annual Report on Form 10-K entitled “Risk Factors,” and in our other filings with the Securities and Exchange Commission from time to time.

Forward-looking statements in this release are made only as of the date shown above, and we cannot undertake to update these statements.

Contact

Daemon Repp
Vice President and Chief Financial Officer
(360) 697-6626
investors@orminc.com

___________________________________________________________________________________________

1 As disclosed in our Form 10-K, our environmental remediation project at Port Gamble is the result of operations conducted by the former owner of the site. As such, it does not result from our continuing operations and will not impact our operating results once the project is completed. Moreover, this item represents our only non-core operating activity and is a matter over which management has limited control. We believe that eliminating this expense from our financial metrics provides management (and thus investors) with insight into results from our core operating activities.

2 Management uses cash available for distribution (CAD) as a meaningful indicator of liquidity and, as such, has provided this information in addition to the generally accepted accounting principles (GAAP)-based presentation of cash provided by operating activities. Management considers CAD in evaluating capital allocation alternatives. CAD is calculated for the Partnership only and is a measure of cash generated by the Partnership that starts with GAAP-based consolidated cash provided by operating activities and subtracts cash provided by operating activities for the Funds and capital expenditures of the Partnership only, and adds distributions received by the Partnership from the Funds. CAD represents cash generated that is available to the Partnership for capital allocation alternatives, such as distributions to unitholders, repurchasing units, paying down debt, co-investing in the Funds, acquisition of timberland and real estate, and other discretionary and nondiscretionary activities. Our definition of CAD is limited in that it does not solely represent residual cash flows available for discretionary expenditures since the measure does not deduct required principal payments on the Partnership’s debt and other contractual obligations. We believe, therefore, it is important to view CAD as a measure that provides supplemental information to our Consolidated Statements of Cash Flows. Our definition of CAD may be different from similarly titled measures reported by other companies, including those in our industry. CAD is not necessarily indicative of the CAD that may be generated in future periods. CAD is a non-GAAP liquidity measure which is reconciled to the GAAP measure of cash provided by operating activities in the tables below.

3“Look-through” results present the Partnership on a stand-alone basis plus the Partnership’s minority share of each fund: 20% for Fund II, 5% for Fund III, and 15% for Fund IV.

4We define Adjusted EBITDDA as earnings before interest, taxes, depletion, depreciation, amortization, gain or loss on timberland sold, and environmental remediation expense. In addition, we reflect Adjusted EBITDDA on an internal reporting basis without eliminating inter-segment activity, which has no net impact on total Adjusted EBITDDA. Accordingly, fees earned from managing the funds are reflected in the Timberland Investment Management segment and this same amount is reflected as expense in the Funds Timber segment. We believe Adjusted EBITDDA captures the ongoing operations of each of our segments and is a useful supplemental metric to assess the segments’ financial performance. Our definition of Adjusted EBITDDA may be different from similarly titled measures reported by other companies, including those in our industry. Adjusted EBITDDA is not necessarily indicative of the Adjusted EBITDDA that may be generated in future periods. Adjusted EBITDDA is a non-GAAP performance measure which is reconciled to the GAAP measure of operating income in the tables below.

CONDENSED CONSOLIDATING STATEMENTS OF INCOME (LOSS) (in millions, except per unit amounts)

	Quarter Ended June 30, 2019				Quarter Ended June 30, 2018
	Partner-ship	ORM Timber Funds	Consol-idating Entries	Consol-idated	Partner-ship	ORM Timber Funds	Consol-idating Entries	Consol-idated
Revenue	$17.0	$12.8	($1.8)	$28.0	$11.4	$17.9	($1.4)	$27.9
Cost of sales	(7.6)	(13.2)	—	(20.8)	(2.7)	(11.9)	—	(14.6)
Operating expenses	(6.0)	(2.7)	1.8	(7.0)	(5.5)	(2.5)	1.4	(6.6)
Environmental remediation	—	—	—	—	(2.9)	—	—	(2.9)
Operating income (loss)	3.4	(3.2)	—	0.2	0.3	3.5	—	3.8
Net interest expense	(0.9)	(0.6)	—	(1.5)	(0.7)	(0.6)	—	(1.2)
Income tax expense	—	—	—	0.1	—	—	—	—
Net income (loss)	2.6	(3.8)	—	(1.2)	(0.4)	2.9	—	2.5
Net (income) loss attributable to noncontrolling interests				3.4				(2.3)
Net income attributable to unitholders				$2.2				$0.2

Basic and diluted weighted average units outstanding				4.323				4.320
Basic and diluted earnings per unit				$0.50				$0.04

CONDENSED CONSOLIDATING BALANCE SHEETS (in millions)

	June 30, 2019				December 31, 2018
Assets:	Partner-ship	ORM Timber Funds	Consol-idating Entries	Consol-idated	Partner-ship	ORM Timber Funds	Consol-idating Entries	Consol-idated
Cash	$1.7	$3.5	$—	$5.2	$1.8	$3.3	$—	$5.1
Restricted cash	0.8	—	—	0.8	0.9	—	—	0.9
Land and timber held for sale	7.9	—	—	7.9	5.7	—	—	5.7
Other current assets	4.6	4.9	(1.2)	8.3	4.6	4.9	(1.0)	8.6
Total current assets	14.9	8.4	(1.2)	22.1	13.1	8.3	(1.0)	20.4
Timber and roads	69.9	311.4	—	381.3	72.4	305.6	—	378.0
Timberland	19.6	57.4	—	77.1	19.7	54.5	—	74.3
Land held for development	20.7	—	—	20.7	20.9	—	—	20.9
Buildings and equipment, net	5.6	—	—	5.6	5.5	—	—	5.5
Investments in ORM Timber Funds	35.7	—	(35.7)	—	34.2	—	(34.2)	—
Other assets	9.4	—	(1.8)	7.6	9.1	2.0	(1.8)	9.3
Total assets	$175.9	$377.2	($38.7)	$514.4	$174.9	$370.4	($37.0)	$508.2

Liabilities and equity:
Current liabilities	$6.2	$3.9	($1.2)	$8.9	$6.5	$3.2	($1.0)	$8.8
Current portion of long-term debt	0.1	—	—	0.1	0.1	—	—	0.1
Current portion of environmental remediation	0.8	—	—	0.8	1.1	—	—	1.1
Total current liabilities	7.2	3.9	(1.2)	9.9	7.7	3.2	(1.0)	10.0
Long-term debt, net of current portion and unamortized debt issuance costs	98.7	57.3	—	156.1	93.9	57.3	—	151.2
Environmental remediation and other long-term liabilities	8.1	—	—	8.1	8.1	0.3	—	8.4
Total liabilities	114.0	61.2	(1.2)	174.0	109.8	60.9	(1.0)	169.6
Partners' capital	61.9	316.0	(323.5)	54.3	59.2	309.5	(311.3)	57.5
Noncontrolling interests	—	—	286.0	286.0	5.9	—	275.2	281.1
Total liabilities and equity	$175.9	$377.2	($38.7)	$514.4	$174.9	$370.4	($37.0)	$508.2

RECONCILIATION BETWEEN NET INCOME AND CASH FLOWS FROM OPERATIONS (in millions)

	Quarter ended June 30,
	2019	2018

Net income (loss)	($1.2)	$2.5
Add back (deduct):
Depletion	9.0	9.4
Equity-based compensation	0.2	0.2
Real estate project expenditures	(1.3)	(1.0)
Depreciation and amortization	0.2	0.1
Deferred taxes	—	(0.1)
Cost of land sold	0.4	0.1
Loss on early extinguishment of debt	0.1	—
Loss from unconsolidated real estate joint venture	—	0.1
Environmental remediation accruals	—	2.9
Environmental remediation payments	(0.2)	(0.7)
Change in other operating accounts	2.9	(6.0)
Cash provided by operations	$10.0	$7.7

RECONCILIATION BETWEEN NET INCOME ATTRIBUTABLE TO UNITHOLDERS AND ADJUSTED NET INCOME ATTRIBUTABLE TO UNITHOLDERS, INCLUDING PER UNIT AMOUNTS (in millions, except per unit amounts)

	Quarter ended June 30,
	2019	2018

GAAP net income attributable to unitholders	$2.2	$0.2
Added back:
Environmental remediation	—	2.9
Adjusted net income attributable to unitholders	$2.2	$3.1

Per unit amounts:
GAAP basic and diluted net income per unit	$0.50	$0.04
Added back:
Environmental remediation	—	0.67
Adjusted basic and diluted net income per unit	$0.50	$0.71

SEGMENT ADJUSTED EBITDDA (in millions)

	Partnership Timber	Funds Timber	TIM	Real Estate	G&A and Other	Consolidated
Q2 2019
Operating income (loss) - external	$5.9	($1.8)	($1.2)	($0.9)	($1.8)	$0.2
Intersegment activity	—	(1.4)	1.4	0.1	—	—
Operating income (loss) - internal	5.8	(3.2)	0.2	(0.8)	(1.8)	0.2
Depletion, depreciation, and amortization	1.8	7.3	—	0.1	—	9.2
Adjusted EBITDDA	7.6	4.1	0.3	(0.8)	(1.8)	9.4
Less Adjusted EBITDDA attributable to NCI	—	(3.7)	—	—	—	(3.7)
Look-through Adjusted EBITDDA	$7.6	$0.4	$0.3	($0.8)	($1.8)	$5.7

Q2 2018
Operating income (loss) - external	$1.8	$4.7	($0.9)	($0.3)	($1.4)	$3.8
Intersegment activity	0.1	(1.1)	1.0	0.1	—	—
Operating income (loss) - internal	1.9	3.5	0.1	(0.2)	(1.4)	3.8
Depletion, depreciation, and amortization	0.5	8.9	—	0.1	—	9.6
Environmental remediation expense	—	—	—	2.9	—	2.9
Adjusted EBITDDA	2.4	12.5	0.1	2.7	(1.4)	16.3
Less Adjusted EBITDDA attributable to NCI	—	(10.7)	—	—	—	(10.7)
Look-through Adjusted EBITDDA	$2.4	$1.7	$0.1	$2.7	($1.4)	$5.6

CASH AVAILABLE FOR DISTRIBUTION (CAD) (In millions)

	Quarter ended June 30,
	2019	2018

Cash provided by operations - consolidated	$10.0	$7.7
Less: Cash provided by operations - Funds	(4.8)	(4.0)
Less: Partnership capital expenditures (1)	(0.6)	(0.8)
Add: Partnership’s share of Fund distributions	0.4	0.4
Cash available for distribution (CAD)	$5.1	$3.3

(1)	Capital expenditures by the Partnership only and excluding timberland acquisitions.

The following two tables reflect the Partnership’s share of the Funds’ assets, liabilities, and operating results based on its 20%, 5%, and 15% ownership interest in Fund II, Fund III, and Fund IV, respectively. We present this as additional information to help readers understand the financial benefit we receive from investing in these private equity vehicles and the resulting economics of owning Pope Resources units. These results will fluctuate between periods based on the relative activity in each fund and the Partnership’s different ownership interest in each fund:

PARTNERSHIP’S SHARE OF TIMBER FUNDS - ASSETS AND LIABILITIES (In millions)

	June 30, 2019	December 31, 2018

Cash	$0.4	$0.7
Other current assets	0.6	0.6
Timber and roads	35.4	34.0
Timberland	6.9	6.4
Other assets	—	1.9

Current liabilities, excluding current portion of long-term debt	0.6	0.4
Total debt	7.1	7.1

PARTNERSHIP’S SHARE OF TIMBER FUNDS - REVENUE AND EXPENSES (In millions)

	Quarter ended June 30,
	2019	2018

Revenue	$1.4	$2.3
Cost of sales	(1.4)	(1.5)
Operating expenses	(0.3)	(0.2)
Interest expense, net	(0.1)	(0.1)

VOLUME DATA - LOOK-THROUGH BASIS

	Quarter ended June 30,
	2019	2018
Volumes by species (million board feet):
Douglas-fir domestic	13.9	4.0
Douglas-fir export	3.7	1.1
Whitewood domestic	1.1	0.5
Whitewood export	0.5	0.4
Pine	0.1	—
Cedar	0.6	0.3
Hardwood	0.7	0.5
Pulpwood - all species	3.7	1.6
Total log sale volume	24.3	8.4
Timber deed sale volume	—	2.2
Total volume	24.3	10.6

PRICE DATA - LOOK-THROUGH BASIS

	Quarter ended June 30,
	2019	2018
Average price realizations by species (per thousand board feet):
Douglas-fir domestic	$662	$813
Douglas-fir export	688	859
Whitewood domestic	451	608
Whitewood export	536	719
Pine	432	516
Cedar	994	1,368
Hardwood	545	729
Pulpwood - all species	360	348
Overall delivered log price	613	728
Timber deed sales	—	518